10f-3 REPORT

SALOMON BROTHERS VARIABLE CAPITAL FUND
April 1, 2000 through June 30, 2000


	Trade	Purchase	% of
Issuer	Date	Selling Dealer	Amount	Price
	Issue(1)

Uticom	4/5/00	Lehman Brothers	$27,300	$13.00	0.11A
Charles River	6/23/00	Donaldson L. Jenrette	$32,000	$16.00	0.04B
Manufacturers Services	6/23/00	Donaldson L. Jenrette	$32,000
	$16.00	0.04C
Capstone Turbine	6/29/00	Goldman Sachs	$59,200	$16.00	0.10D
Mobile Telesystem	6/30/00	Deutsche Banc	$32,250	$22.00	0.03E
Netease	6/30/00	Merrill Lynch	$17,050	$16.00	0.06F



(1) Represents purchases by all affiliated funds; may not exceed
25% of the offering.

A - A total of 4,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $62,400.
B - A total of 4,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $76,800.
C - A total of 4,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $75,200.
D - A total of 9,200 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $147,200.
E - A total of 3,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $79,550.
F - A total of 2,700 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $41,850.


10f-3 REPORT

SALOMON BROTHERS VARIABLE SMALL CAP GROWTH FUND
April 1, 2000 through June 30, 2000


	Trade	Purchase	% of
Issuer	Date	Selling Dealer	Amount	Price
	Issue(1)

Charles River	6/23/00	Donaldson L. Jenrette	$32,000	$16.00	0.04A
US Unwired	5/18/00	Donaldson L. Jenrette	$271,700 $11.00	0.31B
Capstone Turbine	6/29/00	Goldman Sachs	$59,200	$16.00	0.10C



(1) Represents purchases by all affiliated funds; may not exceed
25% of the offering.

A - A total of 4,800 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $76,800.
B - A total of 25,000 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $275,000.
C - A total of 9,200 shares was purchased by funds in the Salomon Brothers complex for an aggregate purchase price of $147,200.